COREL CORPORATION SUBSIDIARIES (DIRECT AND INDIRECT)

As of November 30, 2002

NAME JURISDICTION

Corel UK Limited UK

Corel SARL France

Corel GmbH Germany

Corel K.K. Japan

Corel Pty Ltd Australia

Corel Inc. Delaware

Micrografx Italia S.r.L. Italy

Micrografx Technology N.V. Netherlands Antilles

Micrografx B.V. Netherlands

Micrografx (Europe) AG Switzerland

InterCAP Graphics Systems GmbH Germany

Corel International Corp. Barbados

Corel do Brasil Ltda. Brazil

36912 Limited UK

Corel International (France) SARL France

Corel International (Germany) GmbH Germany

Corel Corporation Limited Ireland

3721035 Canada Inc. Canada

4094506 Canada Inc. Canada

4094492 Canada Inc. Canada

4094417 Canada Inc. Canada

Carleton Acquisition Co. Delaware

SoftQuad Software California, Inc. California

SoftQuad Limited UK

NOTES:

  Indented names are subsidiaries of the entity listed immediately above such subsidiary.

  Inclusion in this exhibit is not a representation that the subsidiary is a significant subsidiary. Some subsidiaries may be inactive or in process of being liquidated.

  The majority of voting shares of all subsidiaries are owned by Corel Corporation, its subsidiaries or employee nominees.